UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2007

CKRUSH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25563	65-0648808
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

336 West 37th Street, Suite 410
New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 564-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 5, 2007, we entered into an amendment to our consulting agreement with Joe Abrams. The amendment expands Mr. Abrams’ role with us to Chairman of our subsidiary, Ckrush Digital Media, Inc. The term of the consulting agreement was extended through December 31, 2008, subject to either party’s right to terminate sooner for any reason.

We agreed to issue to Mr. Abrams an aggregate of 4,000,000 shares of our common stock as compensation for his enhanced role. The shares will be issued in escrow on or before February 1, 2007 and released to Mr. Abrams in equal quarterly installments over the remaining two year term of the agreement. The original consulting agreement with Mr. Abrams dated October 12, 2006 remains in full force and effect.

A copy of the amendment is attached as an exhibit to this report.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits.

Exhibit Number

Description

10

Amendment to Consulting Agreement

dated January 5, 2007 between

Ckrush, Inc. and Joe Abrams

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 9, 2007	CKRUSH, INC. (Registrant)

	By:	/s/ Jeremy Dallow Jeremy Dallow, President

EXHIBIT INDEX

Exhibit Number	Description	Page

10	Amendment to Consulting Agreement dated January 5, 2007 between Ckrush, Inc. and Joe Abrams	5